EX 99.28(m)(1)(iii)

Amendment to
JNL Variable Fund LLC Rule 12b-1 Plan

This Amendment is made by JNL Variable Fund LLC, a Delaware limited liability company (“Company”) to its Rule 12b-1 Plan (“Plan”).

Whereas, the Plan was adopted on April 29, 2013 by the Company on behalf of the Funds listed on Schedule A to the Plan, in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Whereas, pursuant to this Amendment, the Company is amending the first paragraph of (b), under Section 1, “Authorized Distribution and/or Service 12b-1 Fees,” in order to clarify the period for which distribution and related services expenses shall be calculated and paid (sub-sections (i) through (vi), under (b), shall remain).

Whereas, the following fund mergers have been approved by the Board of Managers of the Company and the Board of Trustees of JNL Series Trust (“JNLST”):

-	JNL/Mellon Capital DowSM Dividend Fund of the Company is being merged into the JNL/S&P Dividend Income & Growth Fund of JNLST;

-	JNL/Mellon Capital S&P® 10 Fund of the Company is being merged into the JNL/Mellon Capital S&P® 24 Fund of the Company;

-	JNL/Mellon Capital Select Small-Cap Fund of the Company is being merged into the JNL/Mellon Capital Small Cap Index Fund of JNLST; and

-	JNL/Mellon Capital VIP Fund of the Company is being merged into the JNL/Mellon Capital S&P 500 Index Fund of JNLST.

Whereas, pursuant to the mergers outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to remove the following funds:

-	JNL/Mellon Capital DowSM Dividend Fund;
-	JNL/Mellon Capital S&P® 10 Fund;
-	JNL/Mellon Capital Select Small-Cap Fund; and
-	JNL/Mellon Capital VIP Fund.

Now Therefore, the Company hereby amends the Plan as follows:

Delete the first paragraph of (b), under Section 1, in its entirety, and replace it with the following:

(b)           Each Fund that issues Class A Shares shall reimburse the Distributor for distribution and related additional service expenses incurred in promoting the sale of the Fund’s Class A Shares at a rate of up to the rate per annum of the average daily net assets attributable to the Class A Shares, as shown on Schedule A hereto.  Each Fund's Class A Shares shall bear exclusively its own costs of such reimbursements.  Such distribution and related service expenses shall be calculated and accrued daily and paid within forty-five (45) days at the end of each fiscal quarter of the Fund. In no event shall such payments exceed the Distributor’s actual distribution and related service expenses for that quarter.  The Distributor shall use such payments to reimburse itself for providing distribution and related additional services of the type contemplated herein and reviewed from time to time by the Board of Managers, or for compensating Recipients for providing or assisting in providing such distribution and related services.  The types of distribution and related additional service activities that may be reimbursed pursuant to this Plan, include, but are not limited to, the following:

Schedule A to the Agreement is also hereby deleted and replaced in its entirety with Schedule A dated September 16, 2013, attached hereto.

In Witness Whereof, the Company has caused this Amendment to be executed as September 6, 2013, effective as of September 16, 2013.

JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A
Dated September 16, 2013

Fund	Class	Maximum 12b-1 Fee1
JNL/Mellon Capital DowSM 10 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 15 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Value Line® 30 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL Optimized 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital NYSE® International 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None

A-1

Fund	Class	Maximum 12b-1 Fee1
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

A-2